UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2011
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
1170 Kifer Road
Sunnyvale, California 94086
(Address of principal executive offices, with zip code)
(408) 962-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On February 9, 2011, Trident Microsystems, Inc., Trident Microsystems (Far East) Ltd. (collectively, the “Guarantors”) and Trident Microsystems (Hong Kong) Limited (the “Borrower”, and together with the Guarantors, the “Loan Parties”) entered into a loan, guaranty and security agreement with Bank of America, N.A., acting through its Singapore branch (“Agent”), to establish a senior secured revolving credit facility (the “Credit Facility”) to finance working capital. Currently, there are no loans outstanding under the Credit Facility.
     The Credit Facility provides for a $40 million revolving line of credit and includes a $10 million letter of credit sub-facility. Borrower has the right to increase the Credit Facility commitment by up to an additional $60 million provided that certain conditions are met. Borrowings under the Credit Facility will bear interest at the Base Rate, as defined in the Credit Facility, plus a margin ranging from 1.50% to 3.00% per annum, or at the option of the Borrower, rates based on LIBOR plus a margin ranging from 2.25% to 3.75% per annum. Borrowings will be guaranteed by the Guarantors, and are secured by substantially all of the assets of the Loan Parties, except for the Loan Parties’ intellectual property. The maturity date of the Credit Facility is scheduled to be February 9, 2014.
     Under the Credit Facility, the Borrower may access credit based upon a certain percentage of its eligible accounts receivable outstanding, subject to eligibility requirements, limitations and covenants. The Credit Facility contains both affirmative and negative covenants, including covenants that limit or restrict the Loan Parties’ ability to, among other things, incur indebtedness, grant liens, make capital expenditures, merge or consolidate, dispose of assets, pay dividends or make distributions, change the method of accounting, make investments and enter into certain transactions with affiliates, in each case subject to materiality and other qualifications, baskets and exceptions customary for a credit facility of this size and type. The Credit Facility also contains a financial covenant that requires the Borrower to maintain a specified fixed charge coverage ratio if either the Loan Parties’ liquidity or availability under the Credit Facility drops below certain thresholds.
     The Borrower’s obligations under the Credit Facility may be accelerated upon the occurrence of an event of default under the Credit Facility documentation, which includes customary events of default, including payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, a cross-default related to material indebtedness, bankruptcy and insolvency related defaults, defaults relating to certain other matters, loss of perfected lien status and the occurrence of a change of control.
     Prior to the closing of the transactions contemplated by the Credit Facility, there were no material relationships between the Loan Parties and Agent or any related parties or affiliates of Agent.
     A copy of the press release announcing the Credit Facility is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Reference is made to Item 1.01 of this report regarding the Credit Facility.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Trident Microsystems, Inc. dated February 10, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 10, 2011
TRIDENT MICROSYSTEMS, INC.

/s/ David L. Teichmann
David L. Teichmann
Executive Vice President, General Counsel & Corporate Secretary

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